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                                                                     EXHIBIT 3.2

                                   Bylaws of
                                  Kevco, Inc.

                              Article 1:  Offices
                              -------------------

     1.01  Registered Office and Agent.  The registered office of the
           ---------------------------
corporation shall be at its office designated in its Articles of Incorporation and the name of the registered agent at such address shall be such person as is named in its Articles of Incorporation.

     1.02  Other Offices.  The corporation may also have offices at such other
           -------------
places both within and without the state of Texas as the board of directors may from time to time determine or the business of the corporation may require.

                            Article 2:  Shareholders
                            ------------------------

     2.01  Place of Meetings.  All meetings of the shareholders for the election
           -----------------
of directors or for the conduct of other business shall be held at such time and place, within or without the state of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.02  Annual Meeting.  An annual meeting of the shareholders, commencing
           --------------
with the year 1997, shall be held each year at a time and place as may be designated from time to time by the board of directors of the corporation and stated in the notice of the meeting. If such a day is a legal holiday, then the meeting shall be on the next secular day following. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting. In the event the annual meeting is omitted by oversight or otherwise and not held as provided herein, an annual meeting may be called in the manner provided for special meetings herein at a subsequent date and the business transacted at such meeting shall be valid as if transacted at the annual meeting. If called in the manner provided for special meetings, only the time and place need be stated in the notice calling the meeting, there being no requirement to specify or describe any purpose for which the annual meeting is being called.

     At the annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before the annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a shareholder of the corporation who is a shareholder of record at the time of giving notice provided for in this Bylaw 2.02, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw 2.02. For business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to other applicable requirements, must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a

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a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the corporation, or in the case of the first annual meeting to be held in 1997, by January 1, 1997. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of voting stock of the corporation that are beneficially owned by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and (v) a description of any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw 2.02. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Bylaw 2.02, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Notwithstanding the foregoing provisions of this Bylaw 2.02, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 2.02.

     2.03  Voting List.  At least ten (10) days before each meeting of
           -----------
shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the share transfer records. The list, for a period of ten (10) days prior to the meeting, shall be kept on file in the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     2.04  Special Meeting.  Special meetings of the shareholders, for any
           ---------------
purpose or purposes, may be called by the (i) chairman of the board, the president, the board of directors, or (ii) holders of at least forty percent (40%) of all the shares entitled to vote at the proposed special meeting, unless the Articles of Incorporation provide for a number of shares greater than or less than forty percent (40%), in which event special meetings of the share-holders may be called by the holders of at least the percentage of shares so specified in the Articles of Incorporation.

Only business within the purpose or purposes described in the notice required by
Section 2.05 of these Bylaws may be conducted at any special meeting of the shareholders.

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     2.05  Notice.  Written or printed notice stating the place, day and hour of
           ------
the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more
                                                              ---
than sixty (60) days before the date of the meeting, either personally or by
     -----
mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the corporation, with postage thereon prepaid.
Any notice required to be given to any shareholder, by statute or the Articles of Incorporation or the Bylaws of this corporation, need not be given to any shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve month period, have been mailed to that person, addressed at his address as shown on the share transfer records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the corporation is reflected in any articles or document filed with the Secretary of State of Texas, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

     2.06 Quorum/Withdrawal of Quorum.  Unless otherwise provided by the
          ---------------------------
Articles of Incorporation, with respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy. Unless otherwise provided by the Articles of Incorporation, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may
   ---
be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

     Unless otherwise provided by the Articles of Incorporation once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

     2.07 Voting by Shareholders.
          ----------------------

          (a)  Voting on matters other than with respect to the election of
               ------------------------------------------------------------
directors:  With respect to any matter, other than the election of directors or
---------
a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by statute, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided by the Articles of Incorporation.


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          (b)  Voting in the election of directors:  Unless otherwise provided
               -----------------------------------
by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

     2.08  Method of Voting.  Each outstanding share, regardless of class, shall
           ----------------
be entitled to one vote on each matter submitted to a vote at a meeting of shareholders except (a) to the extent that the Articles of Incorporation provide for more or less than one vote per share or (if and to the extent permitted by statute) limit or deny voting rights to the holders of the shares of any class or series, or (b) as otherwise provided by statute. At any meeting of the shareholders, any shareholder may vote either in person or by proxy executed in writing by such shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for such purposes. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Bylaw 3.02(c). Any vote may be taken viva voce or by show of hands unless someone entitled to vote objects, in which case, written ballots shall be used.

     2.09  Record Date; Closing Transfer Books.
           -----------------------------------

          (a)  Fixing record dates for matters other than consents to actions:
               ---------------------------------------------------------------
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors of the corporation may provide that the share transfer records shall be closed for a stated period, but not to exceed, in any case, 60 days.
If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to notice at any meeting of shareholders has been made as provided herein, such determination shall


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apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

          (b)  Fixing record dates for consents to action:  Unless a record date
               ------------------------------------------
shall have previously been fixed or determined by statute, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and the prior action of the board of directors is not required by statute, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as provided by statute. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or the principal executive officer of the corporation. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by statute, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

     2.10  Action Without Meeting.  Any action required by statute to be taken
           ----------------------
at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting of shareholders at which the holders of all shares entitled to vote the action were present and voted. Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation in the manner required by statute, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its registered agent, principal place of business, transfer agent, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or principal executive officer of the corporation. A telegram, telex, cablegram or similar transmission by a shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder. Prompt notice of the taking of any action by

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shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action. If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by statute concerning any vote of shareholders, that written consent has been given in accordance with statutory provisions and that any written notice required by such statutory provisions has been given. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

                             Article 3:  Directors
                             ---------------------

     3.01  Management.  The powers of the corporation shall be exercised by or
           ----------
under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

     3.02  Number; Qualifications; Election; Term.
           --------------------------------------

          (a)  Regular Directors: The number of directors constituting the board
               -----------------
of directors shall be fixed from time to time by the board of directors, but shall not be less than two (2), nor more than nine (9), none of whom need be a shareholder or a resident of the state of Texas. Such directors shall be elected at the annual meeting of the shareholders except as provided in Bylaws 3.02(c),
3.03 and 3.05. Each director shall hold office until his successor shall be elected and shall qualify.


          (b)  Classification of Directors.  The board of directors shall be
               ---------------------------
classified with respect to the time for which they shall severally hold office by dividing the board into three (3) classes, each class to be as nearly equal in number as possible. Each director of the corporation shall hold office until his successor shall be duly elected and shall qualify. The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, the term of office of directors of the second class shall expire at the second annual meeting of shareholders after their election, and the term of office of directors of the third class shall expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting so that the term of office of one class of directors shall expire each year.

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          (c) Election.  At each election for directors, every shareholder
              --------
entitled to vote at such election shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election he has a right to vote. At each annual meeting of shareholders, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting, except in the case of the classification of directors.

     3.03  Change in Number.  The number of directors may be increased or
           ----------------
decreased by resolution of the Board of Directors from time to time, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     3.04  Removal.  Except as otherwise specifically provided by the Articles
           -------
of Incorporation, any director or the entire board of directors may be removed, for or without cause, at any meeting of shareholders called expressly for that purpose by the affirmative vote of at least a majority in number of the shares then entitled to vote at an election of directors.

     3.05  Vacancies.  Any vacancy occurring in the board of directors after the
           ---------
issuance of shares (by death, resignation or removal) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     3.06  Nominations for Election as a Director.   Other than with respect to
           --------------------------------------
the initial board of directors of the corporation, only persons who are nominated in accordance with the procedure set forth in these Bylaws shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders (i) by or at the direction of the board of directors, or (ii) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw 3.06, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedure set forth in this Bylaw 3.06. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder's notice shall be delivered or mailed and received at the principal executive offices of the corporation (i) with respect to an election to be held at an annual meeting of shareholders of the corporation, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the corporation, or with respect to the first annual meeting of shareholders to be held in 1997, on or before January 1, 1997, and (ii) with respect
                                    Page 7
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to an election to be held at a special meeting of shareholders of the corporation for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to the shareholders of the corporation as provided in Bylaw
2.05 or public disclosure of the date of the special meeting was made, whichever first occurs. Such shareholder's notice to the secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection, as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected) and (ii) as to the shareholder giving the notice (a) the name and address, as they appear on the corporation's books, of such shareholder, and (b) the class and number of shares of voting stock of the corporation which are beneficially owned by such shareholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. Other than directors chosen pursuant to the provisions of Bylaw 3.05, no person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Bylaw 3.06. The presiding officer of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


     Notwithstanding the foregoing provisions of this Bylaw 3.06, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 3.06.

     3.07  Place of Meetings.  Meetings of the board of directors, regular or
           -----------------
special, may be held either within or without the state of Texas.

     3.08  First Meeting.  The first meeting of each newly elected board shall
           -------------
be held without further notice immediately following the annual meeting of shareholders and at the same place, unless (by unanimous consent of the directors then elected and serving) such time or place shall be changed.

     3.09  Regular Meetings.  Regular meetings of the board of directors may be
           ----------------
held without notice at such time and place as shall from time to time be determined by the board.

     3.10  Special Meetings.  Special meetings of the board of directors may be
           ----------------
called by the chairman of the board, if any, the president, or by a majority of the directors upon at least two (2) days written notice stating the time and place at which such meeting shall be held.

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     3.11  Quorum of and Action by Directors.  A majority of the number of
           ---------------------------------
directors then in office shall constitute a quorum for the transaction of business unless a different number or portion is required by law, the Articles of Incorporation or these Bylaws. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, the Articles of Incorporation or these Bylaws. If a quorum is not present at a meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     3.12  Compensation.  By resolution of the board of directors, the directors
           ------------
may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     3.13  Procedure.  The board of directors shall keep regular minutes of its
           ---------
proceedings.  The minutes shall be placed in the minute book of the corporation.

     3.14  Interested Directors, Officers and Shareholders.
           -----------------------------------------------

          (a)  Validity.  Any contract or other transaction between the
               --------
corporation and any of its directors, officers or shareholders (or any other corporation, partnership, association or other organization in which any of them are directly or indirectly interested, whether as officers or directors or in which they have a financial interest), shall be valid for all purposes notwithstanding the presence of such director, officer or shareholders at the meeting authorizing such contract or transaction or his participation in such meeting or authorization.

          (b)  Disclosure, Approval.  The foregoing shall, however, apply only
               --------------------
if the material facts as to his relationship or interest and as to the contract or transaction, is known or disclosed:

            (1) to the board of directors and it nevertheless in good faith, authorizes or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors be less than a quorum; or

            (2) to the shareholders entitled to vote thereon and the shareholders of the corporation nevertheless in good faith authorize and ratify the contract or transaction.

         (c)  Non-Exclusive.  This provision shall not be construed to
              -------------
invalidate any contract or transaction which would be valid in the absence of this provision.

   3.15  Action Without Meeting.  Any action required or permitted to be taken
         ----------------------
at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the board of directors. Such consent shall have the same force

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and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State.

   3.16  Limitation of Liability.  In addition to any other limitation of
         -----------------------
liability for directors provided for at law [including the Texas Business Corporation Act ("TBCA")], the Articles of Incorporation or these Bylaws, no director of this corporation shall be liable to this corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Bylaw 3.16 does not eliminate or limit the liability of a director to the extent the director is found liable for:
(i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Neither the amendment nor repeal of this Bylaw 3.16, nor the adoption of any provisions of the Bylaws of this corporation inconsistent with this Bylaw 3.16 shall eliminate or reduce the effect of this Bylaw 3.16 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Bylaw 3.16, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision. If, after approval of this Section the TBCA; the Texas Miscellaneous Corporation Laws Act (the "TMCLA") or any other laws of the State of Texas are enacted or amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by such laws, as so enacted or amended from time to time.


                    Article 4: Indemnification and Insurance
                    ----------------------------------------

   4.01  Indemnification.
         ---------------

         (a) The corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director to the fullest extent and manner permissible under the TBCA or applicable rules, regulations or laws.

         (b)  A person shall be indemnified under paragraph (a) of this Bylaw
4.01 against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and
(ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         (c) The mandatory indemnification provision set forth in paragraph (a) of this Bylaw 4.01 shall be deemed to constitute authorization of indemnification in the manner required by the

TBCA even though this provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

         (d) The corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         (e) Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article 4 and the TBCA and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by the TBCA. A provision contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted by the TBCA, shall be deemed to constitute authorization of that payment or reimbursement.

         (f)  The written undertaking required by paragraph (e) of this Bylaw
4.01 must be an unlimited general obligation of the director that need not be secured. It may be accepted without reference to financial ability to make repayment.

         (g) Notwithstanding any other provision of this Article 4, the corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         (h) An officer of the corporation shall be indemnified as, and to the same extent, provided by the TBCA and this Article 4 for a director and is entitled to indemnification to the same extent as a director. The corporation shall indemnify and advance expenses to an officer, and may indemnify and advance expenses to employees and agents of the corporation to the same extent it is authorized to indemnify and advance expenses to directors under this Article Four.

         (i) The corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the corporation, but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the same extent that it is authorized to indemnify and advance expenses to directors under this Article 4.

         (j) The corporation shall indemnify and advance expenses to an officer, and may indemnify and advance expenses to an employee, agent or person indemnified in paragraph (i) of this Bylaw 4.01 and who is not a director, to such further extent, consistent with law, as may be provided by the Articles of Incorporation of this corporation, these Bylaws, general or specific action of the board of directors of this corporation, or contract or is permitted or required by common law.

   4.02  Insurance or Other Arrangement.  The corporation may purchase and
         ------------------------------
maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of this corporation or who is or was serving at the request of this corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this Article 4. If the insurance or another arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation.

   4.03  Miscellaneous.
         -------------

         (a) Any indemnification of or advance of expenses to a director in accordance with this Article 4 shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to the TBCA and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

         (b) For purposes of this Article 4, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involve services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the best interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interest of the corporation.

   4.04  Definitions.  As used in this Article 4 the following terms shall have
         -----------
the following meanings:

         (a) The terms "corporation," "director," "expenses," and "proceeding," shall have the meanings given such terms in Art. 2.02-1 of the TBCA.

         (b) The term "TBCA" means the Texas Business Corporation Act as now in effect or as hereafter amended.

   4.05  Enforceability.  This Article 4 shall be given its broadest effect and
         --------------
application permissible under the TBCA and other applicable law and only to such extent. If it is finally determined by a court of competent jurisdiction that this Article 4, in whole or in part, is invalid, illegal or unenforceable in any respect or respects, it shall nevertheless be enforceable to the extent and given its broadest effect and application found by such court to be consistent with the TBCA and other applicable law.

   4.06  Non-Exclusive Rights.    The rights of indemnification and
         --------------------
reimbursement provided herein shall not be exclusive of any other rights to which such person may be entitled by law, agreement, general or specific action of the board of directors, shareholders' vote or otherwise.

                               Article 5: Notice
                               -----------------

   5.01  Method.  Whenever by statute or the Articles of Incorporation or these
         ------
Bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to the director or shareholder at the address appearing on the books of the corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of any such meeting.

   5.02  Waiver.  Whenever, by statute or the Articles of Incorporation or these
         ------
Bylaws, notice is required to be given to any shareholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                         Article 6: Officers and Agents
                         ------------------------------

   6.01  Number; Qualifications; Election; Term.
         --------------------------------------

         (a)  The corporation shall have:

               (1) A chairman of the board, president, one or more vice presidents, and a secretary; and

               (2) Such other officers and assistant officers and agents as the board of directors may think necessary.

         (b) No officer or agent need be a shareholder, a director, an employee of the corporation, or a resident of Texas.

         (c) Officers named in Section 6.01(a)(1) shall be elected by the board of directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Section 6.01(a)(2) may be elected by the board at any meeting.

         (d) Unless otherwise specified by the board at the time of election or appointment, or in any employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

         (e)  Any two or more offices may be held by the same person.

   6.02  Removal.  Except as specifically provided by statute, the Articles of
         -------
Incorporation, these Bylaws, or by contract, any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever, in its judgment, the best interest of the corporation will be served thereby. Such removal shall be without prejudice to the contract right, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

   6.03  Vacancies.  Any vacancy occurring in any office of the corporation (by
         ---------
death, resignation, removal or otherwise) may be filled by the board of directors.

   6.04  Authority.  Officers and agents shall have such authority and perform
         ---------
such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws.

   6.05  Compensation.  The compensation of officers and agents shall be fixed
         ------------
from time to time by the board of directors.

   6.06  Chairman of the Board.  The chairman of the board, if any, shall
         ---------------------
preside at all meetings of the shareholders and the board of directors of the corporation. He shall perform such other duties and have such other authority and power as the board of directors may from time to time prescribe.

   6.07  President.  In the absence of or upon the disability of the chairman of
         ---------
the board, or if there is no chairman of the board, the president shall preside at meetings of the shareholders and the board of directors. He shall be the chief executive officer of the corporation and in connection therewith shall manage the day-to-day affairs of the corporation. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

   6.08  Vice Presidents.  The vice presidents, if any, in the order of their
         ---------------
seniority unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

   6.09  Secretary.
         ---------

         (a) The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose.

         (b) The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors.

         (c) The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary's signature or by the signature of the treasurer or an assistant secretary.

         (d) The secretary shall be under the supervision of the president and shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chairman of the board, if any, may from time to time delegate.

   6.10  Assistant Secretary.  The assistant secretary, if any, shall, in the
         -------------------
absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. He shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the chairman of the board, if any, may from time to time delegate.

   6.11  Treasurer.
         ---------

         (a) The treasurer, if any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit to the corporation in such depositories as may be designated by the board of directors.

         (b) The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper procedures for such disbursements, and shall render to the chairman of the board, if any, and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

         (c) If required by the board of directors, he shall give the corporation a bond in such form, in such sum, and with such surety of sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         (d) The treasurer shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chairman of the board, if any, may from time to time delegate.

   6.12  Assistant Treasurer.  The assistant treasurer, if any, shall, in the
         -------------------
absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. He shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the chairman of the board, if any, may from time to time delegate.

                    Article 7: Certificates and Shareholders
                    ----------------------------------------

   7.01  Certificates.  Certificates in the form determined by the board of
         ------------
directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation or its agents as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the chairman of the board, if any, or the president or any vice president, if any, and the secretary or any assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar (either of which is other than the corporation or an employee of the corporation), the signatures of any such officer may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

   7.02  Replacement of Lost or Destroyed Certificates.  The board of directors
         ---------------------------------------------
may direct a new certificate or certificates to be issued in place of any certificate previously issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the loss or destruction. In so doing, the board of directors may, in its discretion and as a condition precedent to the issuance (a) require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or (b) to give the corporation a bond (with a surety or sureties satisfactory to the corporation) in such sum as it may direct, as indemnity against any claim, or expense resulting from any claim, that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

   7.03  Transfer of Shares.  Shares of stock shall be transferable only on the
         ------------------
books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or its transfer agent of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

   7.04  Registered Shareholders.  The corporation shall be entitled to treat
         -----------------------
the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

                         Article 8: General Provisions
                         -----------------------------

   8.01  Dividends and Reserves.
         ----------------------

         (a)  Declaration and Payment.  Subject to statute and the Articles of
              -----------------------
Incorporation, the board of directors may authorize at any regular or special meeting that distributions be made to the shareholders of the corporation. Subject to statute and the Articles of Incorporation, the board of directors at any regular or special meeting may authorize that share dividends be paid to the shareholders of the corporation. The declaration and payment shall be at the discretion of the board of directors.

         (b)  Reserves.  By resolution, the board of directors may create such
              --------
reserve or reserves out of the surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

   8.02  Books and Records.  The corporation shall keep books and records of
         -----------------
account and shall keep minutes of the proceedings of its shareholders, its board of directors, and each committee of its board of directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number of each class of shares issued by the corporation held by each of them.

   8.03  Checks and Notes.  All checks or demands for money and notes of the
         ----------------
corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

   8.04  Fiscal Year.  The fiscal year of the corporation shall be fixed by
         -----------
resolution of the board of directors.

   8.05  Seal.  The corporation seal (of which there may be one or more
         ----
examples) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise. Impressing or reproducing the seal shall not be required to signify action by the secretary of the corporation.

   8.06  Resignation.  Any director, officer or agent may resign by giving
         -----------
written notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   8.07 Amendment of Bylaws. Subject to the Articles of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the board of directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting.

   8.08  Construction.  Whenever the context so requires, the masculine shall
         ------------
include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:


         (a) the remainder of these Bylaws shall be considered valid and operative; and

         (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

   8.09  Table of Contents; Headings.  The table of contents and headings used
         ---------------------------
in these Bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

                Article 9: Committees of the Board of Directors
                -----------------------------------------------

   9.01  Designation.  The board of directors may, by resolution adopted by a
         -----------
majority of the full board of directors, designate from its members one or more committees, including an executive committee, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee.

   9.02  Number; Qualifications; Term.  Any committee of the board of directors
         ----------------------------
shall consist of such number of the board of directors of the corporation, as the board of directors shall designate. The committee shall serve at the pleasure of the board of directors.

   9.03  Authority.  Except as limited by statute, the Articles of
         ---------
Incorporation, or these Bylaws, any committee of the board of directors, to the extent provided in any resolution adopted by the board of directors, shall have and may exercise the authority of the board of directors granted to such committee in the management of the business and affairs of the corporation.

   9.04  Change in Number.  The number of members of any committee of the board
         ----------------
of directors may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors.

   9.05  Removal.  Except as specifically provided by statute, the Articles of
         -------
Incorporation, or these Bylaws, any member of a committee of the board of directors may be removed by the board of directors by the affirmative vote of at least a majority of the whole board, whenever in its judgment, the best interest of the corporation will be served thereby.

   9.06  Vacancies.  A vacancy occurring in any committee (by death,
         ---------
resignation, removal or otherwise) may be filled by the board of directors in the manner provided for original designation in Bylaw 9.01.

   9.07  Meetings.  Time, place and notice (if any) of committee meetings shall
         --------
be determined by the committee.

   9.08  Quorum; Majority Vote.  At meetings of any committee of the board of
         ---------------------
directors, a majority of the members of such committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute, the Articles of Incorporation, or by these Bylaws. If a quorum is not present at a meeting of a committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

   9.09  Compensation.  By resolution of the board of directors, members of any
         ------------
committee may be paid their expenses, if any, of attendance at each meeting of a committee and may be paid a fixed sum for attendance at each meeting of the committee or a stated salary as members thereof.

   9.10  Procedure.  Each committee of the board of directors shall keep regular
         ---------
minutes of its proceedings and report the same to the board of directors when required. The minutes of proceedings of any executive committee shall be placed in the minute book of the corporation.

   9.11  Action Without Meeting.  Any action required or permitted to be taken
         ----------------------
at a meeting of any committee of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of such committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

   9.12  Responsibility.  The designation of a committee and the delegation of
         --------------
authority to it shall not operate to relieve the board of directors, or any members thereof, of any responsibility imposed upon it or them by law.